Exhibit 10.6

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT ("Agreement") is made this  10th day of November, 2011, by and between Sierra Pacific Industries ("Lessor"), and Laidlaw Susanville Biopower, LLC ("Lessee"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Lease (as defined below).

RECITALS

A.
Sierra Pacific Industries ("SPI") and Renegy Susanville LLC ("Renegy") are parties to that certain Lease Agreement dated January 31, 2008, a true complete copy of which is attached hereto as Exhibit A (the "Lease"), pursuant to which SPI has leased to Renegy the real property and improvements located therein as more particularly described in the Lease.

B.
Pursuant to a Contribution Agreement ("CA") dated November 3, 2009, between Henri Susanville LLC ("Susanville"), and Renegy, the Lease and all of Renegy's right, title and interest in, to and under the Lease was assigned to Susanville.

C.

AGREEMENT

NOW, THEREFORE, in consideration of the facts contained in the Recitals above, the mutual covenants and conditions below, the parties agree to amend the Lease as follows:

1.
Rent. Pursuant to Section 3 of the original Lease dated January 31, 2008, the rent, commencing November 1, 2011, will be an amount equal to $500.00 per acre, for a total monthly rent of $20,000.00. In the event Lessee validly exercises its option to purchase certain real property described in the Option Agreement attached hereto as Exhibit B (the "Option Agreement"), Lessee shall be credited at the closing of such purchase with an amount equal to $5,000.00 for each monthly rental payment made on and after November 1, 2011 and fifty-percent of all rental payments made prior to November 1, 2011 and prior to such closing.

2.	Notice. Pursuant to Section 27, Lessee notification shall be changed to:

Laidlaw Susanville Biopower, LLC
c/o Laidlaw Energy Group, Inc.
90 John St., Suite 401

New York, NY 10038
Attn: Michael B. Bartoszek
Facsimile: 212-480-8448

With a copy thereof to:

Herrick Feinstein, LLP
2 Park Avenue
New York, NY 10016
Attn: Richard Morris, Esq.
Facsimile: 212-592-1500

3.
CONTINUED EFFECT. Except as specifically modified by this Amendment, all of the terms and conditions of the Lease shall remain in force and effect. In the event of a conflict between any term and provision of the Lease and this Amendment, the terms and provisions of this Amendment shall control. All captions are for reference purposes only and shall not be used in the construction or interpretation of this Amendment.

LESSOR:		LESSEE:

Sierra Pacific Industries		Laidlaw Susanville Biopower LLC

By	/s/ M. D. Emmerson	By:	/s/ Michael B. Bartoszek

Name:	M. D. Emmerson	Name:	Michael B. Bartoszek

Title:	CFO	Title:	President

Date:	11/2/11	Date:	11/9/11

EXHIBIT D

Option Agreement

[Attached]